Exhibit 24.1
April 20, 2020

Andrew W. Evans, Myra C. Bierria and Melissa K. Caen

Ladies and Gentleman:

The Southern Company (the “Company”) proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the registration of up to $150,000,000 of deferred compensation obligations pursuant to and in accordance with The Southern Company Deferred Compensation Plan.

The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments).

The Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Company hereby authorize you or any of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly, THE SOUTHERN COMPANY
By	/s/Thomas A. Fanning
Thomas A. Fanning Chairman, President and Chief Executive Officer

/s/Janaki Akella Janaki Akella	/s/Dale E. Klein Dale E. Klein
/s/Juanita Powell Baranco Juanita Powell Baranco	/s/Ernest J. Moniz Ernest J. Moniz
/s/Jon A. Boscia Jon A. Boscia	/s/William G. Smith, Jr. William G. Smith, Jr.
/s/Henry A. Clark III Henry A. Clark III	/s/Steven R. Specker Steven R. Specker
/s/Anthony F. Earley Anthony F. Earley	/s/Larry D. Thompson Larry D. Thompson
/s/Thomas A. Fanning Thomas A. Fanning	/s/E. Jenner Wood III E. Jenner Wood III
/s/David J. Grain David J. Grain	/s/Andrew W. Evans Andrew W. Evans
/s/Donald M. James Donald M. James	/s/Ann P. Daiss Ann P. Daiss
/s/John D. Johns John D. Johns

Extract from minutes of meeting of the board of directors of The Southern Company.

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RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the offer and sale by the Company of deferred compensation obligations under the Deferred Compensation Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Andrew W. Evans, Myra C. Bierria and Melissa K. Caen;

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The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on April 20, 2020, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: May 1, 2020	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary